UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) October 14, 2021

Alpine 4 Holdings, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2525 E Arizona Biltmore Circle, Suite 237

Phoenix, AZ 85016

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01 Other Events.

Press Release

On October 14, 2021, Alpine 4 Holdings, Inc., a Delaware corporation (the “Company”), announced that the Company had been approved for listing on The Nasdaq Stock Market. The Company previously filed a copy of the press release in a Current Report filed with the Securities and Exchange Commission on October 14, 2021.

New Chief Financial Officer; Appointment of New Director

Additionally, on October 14, 2021, the Company announced that the Company had promoted Larry Zic to from Chief Accounting Officer to Chief Financial Officer and had appointed Mike Loyd to join the Board of Directors and to become Chair of the Audit Committee.

New Chief Financial Officer

The Board of Directors of the Company (the “Board”) has appointed Larry Zic to serve as the Company’s Chief Financial Officer. Mr. Zic, 59, has been with the Company since April 2020, originally serving as Corporate Controller. In December 2020, he became the Company’s Chief Accounting Officer.  Prior to joining Alpine 4, Mr. Zic served since April 2010 as the Chief Financial Officer for NaturMed, Inc., a manufacturer and distributor of dietary supplements.  Mr. Zic has a Bachelor of Accounting degree from St. Joseph’s College in Indiana, and a Master of Business Administration degree from Indiana University Northwest.  Mr. Zic is a Certified Public Accountant, but his license is not active.

Family Relationships

There is no family relationship between Mr. Zic and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Material Plan, Contract, or Arrangement

As reported in the Company’s Annual Report on Form 10-K, Mr. Zic earned a total of $106,001 in compensation in 2020 for his service as Corporate Controller and Chief Accounting Officer, consisting of salary of $87,461 and stock awards valued at $18,540.

As of the date of this Current Report, the Company and Mr. Zic had not entered into an employment agreement or finalized any specific terms relating to Mr. Zic’s compensation to serve as the Company’s Chief Financial Officer.  The Company will provide additional information relating to Mr. Zic’s compensation in future filings.

New Director

On October 14, 2021, the Board appointed Mike Loyd to join the Board of Directors and to become Chair of the Audit Committee of the Board.

Arrangement or Understanding

There was no arrangement or understanding between the Company and Mr. Loyd relating to his appointment to the Board that is required to be disclosed pursuant to Item 5.02 of this Form 8-K.

Board Committees

As noted, it is anticipated that Mr. Loyd will serve as chair of the Audit Committee. The Board may appoint Mr. Loyd to serve on other committees of the Board in the future.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Material Plan, Contract, or Arrangement

As of the date of this Current Report, the Company and Mr. Loyd had not entered into any formal plan, contract, or arrangement relating to any grant or award to Mr. Loyd.

Mr. Loyd, 45, currently serves as the Treasurer and SVP at Old National Bank in Fort Branch, Indiana, a position he has held since May 2019. Prior to that, Mr. Loyd had served in the Treasury department of Old National Bank since February 2014. Mr. Loyd has a Bachelor of Business Administration degree from the University of Kentucky and a Master of Business Administration degree from Auburn University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By:	/s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, President
(Principal Executive Officer)

Date: October 15, 2021